                                                                   Exhibit 25.1
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM T-1

                   STATEMENT OF ELIGIBILITY AND QUALIFICATION
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                             ----------------------

                     AMERICAN STOCK TRANSFER & TRUST COMPANY
               (Exact name of trustee as specified in its charter)


                    New York                            13-3439945
               (State of incorporation               (I.R.S. employer
               if not a national bank)               identification No.)

               40 Wall Street                               10005
               New York, New York                         (Zip Code)
               (Address of trustee's
               principal executive offices)

                            ----------------------

                           UBIQUITEL OPERATING COMPANY

              (Exact name of obligor as specified in its character)


              Delaware                                       23-3024747
              (State or other jurisdiction of             (I.R.S. employer
              incorporation or organization)              identification No.)

              1 Bala Plaza, Suite 402
              Bala Cynwyd, Pennsylvania                         19004
              (Address of principal executive                 (Zip Code)
              offices)

           -----------------------------------------------------------

                 14% SENIOR SUBORDINATED DISCOUNT NOTES DUE 2010

                       (Title of the Indenture Securities)

                                                                   Exhibit 25.1

                                     GENERAL

     1.           GENERAL INFORMATION.

                  Furnish the following information as to the trustee:

                  a. Name and address of each examining or supervising authority to which it is subject.

                           New York State Banking Department, Albany, New York

                  b. Whether it is authorized to exercise corporate trust powers.

                           The Trustee is authorized to exercise corporate
                  trust powers.

     2.           AFFILIATIONS WITH OBLIGOR AND UNDERWRITERS.

                  If the obligor or any underwriter for the obligor is an affiliate of the trustee, describe each such affiliation.

                  None.

     3.           VOTING SECURITIES OF THE TRUSTEE.

                  Furnish the following information as to each class of voting securities of the trustee:
                                                 As of       June 30, 2000

                  -------------------------------------------------------------
                  COL. A                                COL. B

                  -------------------------------------------------------------
                  Title of Class                             Amount Outstanding

                  -------------------------------------------------------------
                  Common Shares - par value $600 per share.  1,000 shares

     4.           TRUSTEESHIPS UNDER OTHER INDENTURES.

                  None.

     5. INTERLOCKING DIRECTORATES AND SIMILAR RELATIONSHIPS WITH THE OBLIGOR OR UNDERWRITERS.

                  None.

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                                                                   Exhibit 25.1

     6.           VOTING SECURITIES OF THE TRUSTEE OWNED BY THE OBLIGOR OR ITS
                  OFFICIALS.

                  None.

     7.           VOTING SECURITIES OF THE TRUSTEE OWNED BY UNDERWRITERS OR
                  THEIR OFFICIALS.

                  None.

     8.           SECURITIES OF THE OBLIGOR OWNED OR HELD BY THE TRUSTEE.

                  None.

     9.           SECURITIES OF UNDERWRITERS OWNED OR HELD BY THE TRUSTEE.

                  None.

     10. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF VOTING SECURITIES OF CERTAIN AFFILIATES OR SECURITY HOLDERS OF THE OBLIGOR.

                  None.

     11. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF ANY SECURITIES OF A PERSON OWNING 50 PERCENT OR MORE OF THE VOTING SECURITIES OF THE OBLIGOR.

                  None.

     12.          INDEBTEDNESS OF THE OBLIGOR TO THE TRUSTEE.

                  None.

     13.          DEFAULTS BY THE OBLIGOR.

                  None.

     14.          AFFILIATIONS WITH THE UNDERWRITERS.

                  None.

     15.          FOREIGN TRUSTEE.

                  Not applicable.

                                                                   Exhibit 25.1

     16.          LIST OF EXHIBITS.

         T-1.1 - A copy of the Organization Certificate of American Stock Transfer & Trust Company, as amended to date including authority to commence business and exercise trust powers was filed in connection with the Registration Statement of Live Entertainment, Inc., File No. 33-54654, and is incorporated herein by reference.

         T-1.4 - A copy of the By-Laws of American Stock Transfer & Trust Company, as amended to date was filed in connection with the Registration Statement of Live Entertainment, Inc., File No. 33-54654, and is incorporated herein by reference.

         T-1.6 - The consent of the Trustee required by Section 312(b) of the Trust Indenture Act of 1939. Exhibit A.

         T-1.7 - A copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority. - Exhibit B.

                             ----------------------

                                    SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, American Stock Transfer & Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 30th day of June, 2000.

                                                        AMERICAN STOCK TRANSFER
                                                             & TRUST COMPANY
                                                                Trustee

                                                       By: /s/ Herb Lemmer
                                                          _____________________
                                                            Vice President

                                                                   Exhibit 25.1

                                                                      EXHIBIT A





     Securities and Exchange Commission
     Washington, DC  20549

     Gentlemen:

     Pursuant to the provisions of Section 321(b) of the Trust Indenture Act of 1939, and subject to the limitations therein contained, American Stock Transfer & Trust Company hereby consents that reports of examinations of said corporation by Federal, State, Territorial or District authorities may be furnished by such authorities to you upon request therefor.


                                                        Very truly yours,

                                                        AMERICAN STOCK TRANSFER
                                                         & TRUST COMPANY


                                                        By /s/ Herb Lemmer
                                                           ____________________
                                                            Vice President

                                                                   Exhibit 25.1

                                                                      EXHIBIT B

     AMERICAN STOCK TRANSFER & TRUST COMPANY
     40 WALL ST.
     NEW YORK, NY  10005


         CONSOLIDATED REPORT OF CONDITION AND INCOME FOR A BANK WITH DOMESTIC OFFICES ONLY AND TOTAL ASSETS OF LESS THAN $100 MILLION REPORT AT CLOSE OF BUSINESS ON DECEMBER 31, 1999

     All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

     SCHEDULE RC - BALANCE SHEET

                                                                                                DOLLAR AMOUNTS IN THOUSANDS
     ----------------------------------------------------------------------------------------------------------------------

     ASSETS

     1.    Cash and balances due from depository institutions:
           a. Noninterest-bearing balances and currency and coin                                                      1,502
           b. Interest-bearing balances
     2.    Securities:
           a. Held-to-maturity securities (from Schedule RC-B, column A)
           b. Available-for-sale securities (from Schedule RC-B, column D)                                            2,989
     3.    Federal funds sold and securities purchased under agreements to resell
     4.    Loans and lease financing receivables:
           a. Loans and leases, net of unearned income (from Schedule RC-C)
           b. LESS:  Allowance for loan and lease losses
           c. LESS: Allocated transfer risk reserve
           d. Loans and leases, net of unearned income, allowance, and reserve (item 4.a minus 4.b and 4.c)
     5.    Trading assets
     6.    Premises and fixed assets (including capitalized leases)                                                   4,282
     7.    Other real estate owned (from Schedule RC-M)
     8.    Investments in unconsolidated subsidiaries and associated companies
              (from Schedule RC-M)
     9.    Customers' liability to this bank on acceptances outstanding
     10.   Intangible assets (from Schedule RC-M)
     11.   Other asssets (from Schedule RC-F)                                                                         7,439
     12.   Total assets (sum of items 1 through 11)                                                                  16,212

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                                                                                                           Exhibit 25.1

     SCHEDULE RC - CONTINUED

                                                                                            DOLLAR AMOUNTS IN THOUSANDS
     ------------------------------------------------------------------------------------------------------------------

     LIABILITIES



     13.   Deposits:
           a. In domestic offices (sum of totals of columns A and C from Schedule
              RC-E)
              (1) Noninterest-bearing
              (2) Interest-bearing
           b. In foreign offices, Edge and Agreement subsidiaries, and IBFs
              (1) Noninterest-bearing
              (2) Interest-bearing
     14.   Federal funds purchased and securities sold under agreements to repurchase
     15.   a. Demand notes issued to the U.S. Treasury
           b. Trading liabilities
     16.   Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases):
           a. With a remaining maturity of one year or less
           b. With a remaining maturity of more than one year through three years
           c. With a remaining maturity of more than three years
     17.   Not applicable
     18.   Bank's liability on acceptances executed and outstanding
     19.   Subordinated notes and debentures
     20.   Other liabilities (from Schedule RC-G)                                                                 6,170
     21.   Total liabilities (sum of items 13 through 20)                                                         6,170

     22.   Not applicable

     EQUITY CAPITAL

     23.   Perpetual preferred stock and related surplus
     24.   Common stock                                                                                            600
     25.   Surplus (exclude all surplus related to preferred stock)                                              9,289
     26.   a. Undivided profits and capital reserves                                                               153
           b. Net unrealized holding gains (losses) on available-for-sale securities
           c. Accumulated net gains (losses) on cash flow hedges.
     27.   Cumulative foreign currency translation adjustments
     28.   Total equity capital (sum of items 23 through 27)                                                    10,042
     29.   Total liabilities and equity capital (sum of items 21 and 28)                                        16,212

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